CORPORATE COMBINATION AGREEMENT


     This Corporate Combination Agreement (the "Agreement") effective February 6, 2003, is by and between ECONTENT, INC., a Delaware corporation ("ECONTENT"), having its principal offices at 2760 Appaloosa Trail, Wellington, Florida 33414; and the Majority Interest holders of Angel Babies, LLC, a California limited liability company, having its principal offices at 5909 Philip Avenue, Malibu, California 90265. The majority interest holders will be referred to collectively as "ANGEL BABIES" unless specifically cited as the interest holders.

                                    RECITALS:
                                    ---------

     A. ECONTENT desires to acquire all of the issued and outstanding capital interests and/or shareholdings of ANGEL BABIES and all of the members/Interest Holders of ANGEL BABIES desire to exchange all of their interests of ANGEL BABIES for shares of ECONTENT authorized but unissued restricted common stock as hereinafter provided.

     B. It is the intention of the parties hereto that: (i) ECONTENT shall acquire all of the issued and outstanding membership interests of ANGEL BABIES in exchange solely for the number of shares of ECONTENT's authorized but unissued shares of restricted common stock, par value $.0001 ("Common Stock"), set forth below (the "Exchange"); and (ii) ) the Exchange will qualify as a tax-free reorganization pursuant to sections 354 and Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where all of the members of ANGEL BABIES (the "Members") reside, with ANGEL BABIES becoming a wholly-owned subsidiary of ECONTENT. The combined entity would then change its name to "ANGEL BABIES, INC., A DELAWARE CORPORATION".

     C. The board of directors and majority shareholders of ECONTENT deems it to be in the best interest of ECONTENT and its shareholders to acquire all of the issued and outstanding interests of ANGEL BABIES.

     D. The Managing members and Majority Interest holders of ANGEL BABIES deem it to be in the best interest of the ANGEL BABIES interest holders to exchange all of the capital interests of ANGEL BABIES for shares of ECONTENT, as hereinafter provided.

     E. Fairness Opinion. EContent and Angel Babies will retain a qualified independent firm to issue a fairness opinion as to the value of each entity entering into this combination agreement. The outcome of this opinion could reflect the number of shares to be exchanged in Section 1.1. In the event that the Fairness Opinion does not reflect a valuation of the Angelbabies Property at $2.5 million or better, Angelbabies has the option to terminate this merger agreement.

     F. Net operating loss (NOL) Econtent has a net operating loss in excess of $11 million dollars. It is in the best interest of the parties to preserve as much of the NOL as possible. Therefore, opinions of both tax attornies and ETNT accounting firm are necessary in the final valuation and fairness opinion. G. It is agreed that Daniel P. Cannon shall be appointed the CEO effective upon the signing this Combination agreement. ETNT shall draw up a resolution from the board of directors effective forthwith.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1.  EXCHANGE OF SHARES
------------------------------

     1.1 Exchange of Shares. ECONTENT and the Shareholders hereby agree that the share holders shall, on the Closing Date (February 28, 2003), exchange all of the issued and outstanding interests of ANGEL BABIES for 166,700,000 shares of ECONTENT (the "ECONTENT Shares"). If all rights are sold, exercised or otherwise converted into common stock, then a total, post-closing number of shares will be 206,700,000. The ANGEL BABIES interests to be tendered, 5,000 membership units, will represent all of the issued and outstanding capital interests of ANGEL BABIES. The ANGEL BABIES interests owned by each interest holder and the number of ECONTENT Shares which each will receive in the Exchange are set forth in Exhibit A hereto, which will constitute 100% of LLC interests, and, after acquisition, will approximate 81% of the then-outstanding ownership of the combined entity. This agreement will go forward so long as at least 80% of the ANGEL BABIES interests are tendered for exchange. Any remaining minority interest holders who choose not to exchange their interests will remain as minority holders in the subsidiary. The number of EContent shares to be issued to Angel Babies will be adjusted according to the percentage of Angel Babies units tendered.

     1.2 Delivery of Shares/Interests. On the Closing Date, the interest holders wishing to exchange ANGEL BABIES membership interests for ECONTENT Shares (the "Exchanging Interest Holders") will deliver to ECONTENT the certificates representing the ANGEL BABIES Interests, duly endorsed (or with executed stock powers) so as to make ECONTENT the sole owner thereof. Upon delivery of the ANGEL BABIES Interests, ECONTENT will deliver certificates representing the ECONTENT Shares to the exchanging Interest holders, making the exchanging interest holders the majority shareholders of ECONTENT.

     1.3 Restricted Securities. The ECONTENT Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold unless the resale thereof is registered under the Securities Act or an exemption from such registration is available. Each certificate representing the ECONTENT Shares will have a legend thereon in substantially the following form:

      The Shares represented by the certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the resale of the shares under the Act unless in the opinion of counsel satisfactory to the Company, registration is not required under the Act.


SECTION 2.  REPRESENTATIONS  AND  WARRANTIES  OF ANGEL  BABIES AND THE  Majority
--------------------------------------------------------------------------------
Interest  Holder(s)
-------------------

     The Interest Holders of ANGEL BABIES, constituting 100% hereby represent and warrant as follows:

     2.1 Organization and Good Standing. ANGEL BABIES is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of California. ANGEL BABIES has the corporate power and authority to carry on its business as presently conducted. ANGEL BABIES is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

     2.2 Corporate Authority. ANGEL BABIES has the power to operate as a limited liability company and to perform any company obligations hereunder. The execution and delivery of this Agreement by each of the exchanging Interest Holders, and the consummation of the transaction contemplated hereby, are not in violation of any restrictions governing member transactions. The execution and performance of this Agreement, ultimately effecting a change in control of the company, will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which ANGEL BABIES is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to ANGEL BABIES or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Organization or the Operating Agreement of ANGEL BABIES.

     2.3 Ownership of Shares. The Interest Holders described on Exhibit A are the owners of record and beneficially of all of the issued and outstanding membership interests of ANGEL BABIES. Except as set forth on Schedule 2.3, each Interest Holder represents and warrants that he, she or it owns such interests free and clear of all rights, claims, liens and encumbrances, and the interests have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

     2.4 Receipt of Company Information; Independent Investigation; Access. All requested publicly-available documents, records and books pertaining to ECONTENT and the ECONTENT Shares will be delivered to each Majority Interest Holder or that interest holder's advisors, and any of the other Interest Holders as requested. All of the Interest Holders' questions and requests for information will be answered to the Interest Holders' satisfaction. Each Interest Holder acknowledges that they, in making the decision to exchange the ANGEL BABIES Interests for ECONTENT Shares, will rely upon independent investigations made by them or their representatives, if any, and they will have, prior to the Closing Date, been given access to and the opportunity to examine all material contracts and documents relating to this offering and an opportunity to ask questions of, and to receive information from, ECONTENT or any person acting on its behalf concerning the terms and conditions of this Agreement. Each ANGEL BABIES interest holder and its advisors, if any, will have been furnished with access to all publicly available materials relating to the business, finances and operation of ECONTENT and materials relating to the offer and sale of the ECONTENT Shares which have been requested. Each interest holder and its advisors, if any, will have received complete and satisfactory answers to any such inquiries.

     2.5 Risks. Each Interest Holder executing this agreement acknowledges and understands that the exchange for the ECONTENT Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) the Interest Holder may not be able to liquidate the investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) in the event of a disposition, the Interest Holder could sustain a complete loss of its entire investment. The Interest Holder is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of an investment in ECONTENT; has evaluated such merits and risks, including risks particular to the Interest Holder's situation; and the Interest Holder has determined that this investment is suitable for the Interest Holder. The Interest Holder has adequate financial resources and can bear a complete loss of the Interest Holder's investment.

     2.6 Investment Intent. Each Interest Holder hereby represents that the ECONTENT Shares are being acquired for the Interest Holder's own account with no intention of distributing such securities to others. The Interest Holder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or otherwise distribute to any person or to have any person sell, transfer or otherwise distribute the Shares for the Interest Holder. The Interest Holder is presently not engaged, nor does the Interest Holder plan to engage within the presently foreseeable future, in any discussion with any person regarding such a sale, transfer or other distribution of the Shares or any interest therein.

     2.7 Compliance with Federal and State Securities Laws. The Interest Holder understands that the ECONTENT Shares have not been registered under the Securities Act. The Interest Holder understands that the ECONTENT Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Securities Act or an exemption from such registration is available. Moreover, the Interest Holder understands that its right to transfer the ECONTENT Shares will be subject to certain restrictions, which include restrictions against transfer under the Securities Act and applicable state securities laws. In addition to such restrictions, the Interest Holder realizes that it may not be able to sell or dispose of the ECONTENT Shares as there may be no public or other market for them. The Interest Holder understands that certificates evidencing the Shares shall bear a legend substantially as follows:

    THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE LAW OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS

     2.8 Approvals. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery of this Agreement by ANGEL BABIES and the Majority Interest Holders for the consummation of the transactions described herein, other than as set forth on Schedule 2.8.

     2.9 No General Solicitation. No Interest Holder is purchasing (or exchanging for) the ECONTENT Shares because of or following any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation or a subscription by a person other than a representative of ECONTENT.

     2.10 Financial Statements, Books and Records. Attached as Exhibit 2.10 are the audited financial statements (balance sheet, income statement, notes) of ANGEL BABIES as of September 30, 2002 (the "Financial Statements"). The books of account and other financial records of ANGEL BABIES are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices. The Managing Member(s) and Majority Interest Holders acknowledge that a minimum of two (2) years of audited financial information will be required to be filed with the Securities and Exchange commission within 60 days of the Closing date of this Agreement.

     2.11 No Material Adverse Changes. Since September 30, 2002 there has not been:

          (i) any material adverse change in the financial position of ANGEL BABIES except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of ANGEL BABIES;

          (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of ANGEL BABIES whether or not covered by insurance;

          (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of ANGEL BABIES capital interests;

          (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by ANGEL BABIES of any properties or assets; or

          (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

     2.12 Taxes. ANGEL BABIES has filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed and has paid or made adequate provisions for all taxes or assessments which had become due as of the Closing Date, and there are no deficiency notices outstanding. No extensions of time for the assessment of deficiencies for any year is in effect. No deficiency notice is proposed or, to the knowledge of the Major Interest Holders after reasonable inquiry, threatened against ANGEL BABIES. The tax returns of ANGEL BABIES have never been audited.

     2.13 Compliance with Laws. ANGEL BABIES has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect the business of ANGEL BABIES.

     2.14 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

          (i) violate any provision of the Articles of Organization or the Operating Agreement of ANGEL BABIES;

          (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both constitute) a default under any contract or other agreement to which ANGEL BABIES is a party or by or to which it or any of its assets or properties may be bound or subject;

          (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, ANGEL BABIES or upon the properties or business of ANGEL BABIES; or

          (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material, adverse effect on the business or operations of ANGEL BABIES.

     2.15 Actions and Proceedings. ANGEL BABIES is not a party to any material pending litigation or, to the knowledge of the Interest Holders, after reasonable inquiry, any governmental investigation or proceeding not reflected in the ANGEL BABIES Financial Statements and, to their best knowledge, no material litigation, claims, assessments or non-governmental proceedings are threatened against ANGEL BABIES except as set forth on Schedule 2.15 attached hereto and made a part hereof.

     2.16 Agreements. Schedule 2.16 sets forth any material contract or arrangement to which ANGEL BABIES is a party or by or to which it or its assets, properties or business are bound or subject, whether written or oral.

     2.17 Brokers or Finders. No broker's or finder's fee will be payable by ANGEL BABIES in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by ANGEL BABIES or any of its Interest Holders.

     2.18 Real Estate. Except as set forth on Schedule 2.18, ANGEL BABIES owns no real property nor is a party to any leasehold agreement. All uses of the real property by ANGEL BABIES or its subsidiaries conform in all material respects to all applicable building and zoning ordinances, laws and regulations.

     2.19 OSHA and Environmental Compliance. To the knowledge of the Majority Interest Holders, ANGEL BABIES has duly complied with, and its offices, real property, business, assets, leaseholds and equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, and all other environmental laws. There have been no outstanding citations, notices or orders of non-compliance issued to ANGEL BABIES or relating to its business, assets, property, leaseholders or equipment under such laws, rules or regulations.

              ANGEL BABIES has been issued all required federal, state and local licenses, certificates or permits relating to all applicable environmental laws. There are no visible signs of releases, spills, discharges, leaks or disposal (collectively, referred to as "Releases") of hazardous substances at, upon, under or within the real property owned by ANGEL BABIES. There are no underground storage tanks or polycholorinated biphenyls on the real property. To the best of the Majority Interest Holders' knowledge, after reasonable inquiry, the real property has never been used as a treatment, storage or disposal facility of hazardous waste. To the best of the Majority Interest Holders' knowledge, after reasonable inquiry, no hazardous substances are present on the real property or any premises leased by ANGEL BABIES excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in the proper storage containers and as are necessary for the operation of the commercial business of ANGEL BABIES.

     2.20 Tangible Assets. To the knowledge of the Majority Interest Holders, ANGEL BABIES has full title and interest in all machinery, equipment, furniture, leasehold improvements, fixtures, projects, owned or leased by ANGEL BABIES, any related capitalized items or other tangible property material to the business of ANGEL BABIES (the "Tangible Assets"). Other than as set forth in Schedule 2.20, ANGEL BABIES holds all rights, title and interest in all the Tangible Assets owned by it on the Balance Sheet or acquired by it after the date on the Balance Sheet free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. All of the Tangible Assets are in good operating condition and repair and are usable in the ordinary course of business of ANGEL BABIES and conform to all applicable laws, ordinances and government orders, rules and regulations relating to their construction and operation, except as set forth on Schedule 2.20 hereto. ANGEL BABIES has clear title to all of its fictional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, the "Marks") and Marks are included as Tangible Assets.

     2.21 Liabilities. ANGEL BABIES did not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which are not fully, fairly and adequately reflected on the Financial Statements (annual and interim), except for any specific Liabilities set forth on Schedule
2.21 attached hereto and made a part hereof. As of the date of Closing, ANGEL BABIES will not have any Liabilities, other than Liabilities fully and adequately reflected on the Financial Statements except for Liabilities incurred in the ordinary course of business and as set forth in Schedule 2.21, and will not exceed $250,000 on the date of Closing. ANGEL BABIES will be responsible for all legal fees incident to the merger/acquisition, commencing with preparation of this definitive corporate combination agreement, and not attributable to creditor compromise and/or share issuance associated with ECONTENT activities pre-merger. The combination and any NASD/CUSIP liaison activities, plus any SEC filing requirements, commencing with the 10k will be considered a cost of combination and attributable to the post-merger entity. The only legal fees which will not be incurred as ongoing corporate debt are those associated with debt compromise of pre-merger ECONTENT creditors. ECONTENT may issue up to 2,500,000 post-merger S8 shares subject to a legal opinion, to counsel, which will be in excess of the 206,700,000 closing limit, to retire existing legal fees. Any fees due Dieterich & Associates not paid as a result of that issuance will carry forward. ANGEL BABIES may assume up to $250,000 of ECONTENT's existing debt at the election of Daniel P. Cannon, the Managing Member of Angelbabies, LLC.


     2.22 Access to Records. The corporate financial records, minute books and other documents and records of ANGEL BABIES have been made available to ECONTENT prior to the Closing hereof.

     2.23 Operations of ANGEL BABIES. From the date of the Financial Statements through the date of Closing, ANGEL BABIES has not and will not, outside of the ordinary course of business, have:

          (i) incurred any indebtedness or borrowed money;

          (ii) declared or paid any dividend or declared or made any distribution of any kind to any Interest Holder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any interests in its capital structure;

          (iii) made any loan or advance to any Interest Holder, officer, director, employee, consultant, agent or other representative or made any other loan or advance;

          (iv) disposed of any assets of ANGEL BABIES;

          (v) materially increased the annual level of compensation of any executive employee of ANGEL BABIES;

          (vi) increased, terminated, amended or otherwise modified any plan for the benefit of employees of ANGEL BABIES;

          (vii) issued any equity securities or rights to acquire such equity securities; or

          (viii)   entered   into  or  modified  any   contract,   agreement  or
     transaction.

     2.24 Capitalization. The authorized capital of ANGEL BABIES consists of 5000 membership interests, having no par value. ANGEL BABIES has not granted, issued or agreed to grant, issue or make any warrants, options, subscription rights or any other commitments of any character relating to the issued or unissued membership interests of ANGEL BABIES.

     2.25 Full Disclosure. No representation or warranty by ANGEL BABIES or the Majority Interest Holders in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by ANGEL BABIES pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of ANGEL BABIES, and/or the status of the ANGEL BABIES Shares.


SECTION 3.  REPRESENTATIONS AND WARRANTIES OF ECONTENT
------------------------------------------------------

     ECONTENT hereby represents and warrants as follows:

     3.1 Organization and Good Standing. ECONTENT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. It has the corporate power to own its own property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect on its business.

     3.2 Corporate Authority. ECONTENT has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been, or will be prior to the Closing Date, duly authorized by the Board of Directors of ECONTENT and a majority of the Interest Holders as required by Delaware law. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which ECONTENT is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to ECONTENT or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Articles of Incorporation or by-laws of ECONTENT.

     3.3 The ECONTENT Shares. At the Closing, the ECONTENT Shares to be issued and delivered to the Interest Holders hereunder will when so issued and delivered, constitute valid and legally issued shares of ECONTENT Common Stock, fully paid and nonassessable.

     3.4 Financial Statement: Books and Records. Attached as Exhibit 3.4 are the audited financial statements (balance sheet, income statement and Notes) of ECONTENT for the fiscal year ended September 30, 2001 and unaudited financial statements for the quarter ended at June 30, 2002 (collectively the "Financial Statements"), all of which are on file with the U.S. Securities and Exchange Commission's EDGAR system, and an interim statement, dated November 30, 2002, for pre-merger purposes. The Financial Statements fairly represent the financial position of ECONTENT as at such date and the results of their operations for the periods then ended. The Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods except as otherwise stated therein. The books of account and other financial records of ECONTENT are in all respects complete and correct in all material respects and are maintained in accordance with good business and accounting practices.

     3.5      No Material Adverse Changes.

     Except as described on Schedule 3.5, since September 30, 2002, there has not been:

          (i) any material adverse changes in the financial position of ECONTENT except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of ECONTENT.

          (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of ECONTENT whether or not covered by insurance;

          (iii) any declaration setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of ECONTENT capital stock, other than as agreed upon among the parties;

          (iv) any sale of an asset (other than as described in (iii) above, or in the ordinary course of business) or any mortgage pledge by ECONTENT of any properties or assets; or

          (v)  adoption  or  modification   of  any  pension,   profit  sharing,
     retirement, stock bonus, stock option or similar plan or arrangement.

          (vi) except in the ordinary course of business, incurred or assumed any indebtedness or liability, whether or not currently due and payable;

          (vii) any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

          (viii) any material increase in the annual level of compensation of any executive employee of ECONTENT;

          (ix) except in the ordinary course of business, entered into or modified any contract, agreement or transaction;

          (x) issued any equity securities or rights to acquire equity securities, other than as set forth in Schedule 3.5, such that total issued and outstanding shares of the company will not exceed 40,000,000 shares as of the date of the exchange with ANGEL BABIES.

     3.6 Taxes. ECONTENT has filed all tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed as of June 30, 2002 . Any liabilities for taxes, in the aggregate, will not exceed $1,000.

     3.7 Compliance with Laws. Except as described on Schedule 3.7, ECONTENT has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, which, if not complied with, would materially and adversely affect the business of ECONTENT.

     3.8 Actions and Proceedings. ECONTENT is not a party to any material pending litigation or, to its knowledge, any governmental proceedings are threatened against ECONTENT.

     3.9 Periodic Reports. ECONTENT is a Section 12(g) reporting company and therefore must file periodic reports to be filed pursuant to the Securities Exchange Act of 1934, as amended, for purposes of trading on the OTC Bulletin Board. These reports are current as of the date of execution of this Agreement.

     3.10 Capitalization. As of the Closing Date, there are approximately 1000 shareholders of record that are the owners of 40,000,000 shares of ECONTENT Common Stock, none of which owns in excess of 5% of the issued and outstanding shares, except as may be set forth on Schedule 3.10 attached, a shareholder list. ECONTENT has 50,000,000 shares of common stock, par value $0.08 per share authorized and 1,000,000 shares of preferred stock, par value $10.00 , none of which are issued..

     3.11 Access to Records. The corporate financial records, minute books, and other documents and records of ECONTENT have been made available to ANGEL BABIES prior to the Closing hereof.

     3.12 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

          (i) violate any provision of the Articles of Incorporation or By-Laws of ECONTENT;

          (ii) violate, conflict with or result in the breach of any of the material terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which ECONTENT is a party or by or to which it or any of its assets or properties may be bound or subject;

          (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, ECONTENT or upon the securities, properties or business to ECONTENT; or

          (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which violation could have a material adverse effect on the business or operations of ECONTENT.

     3.13 Brokers or Finders. Other than 166,700,000 shares which will be issued at Closing, 40,000,000 issued and outstanding, no broker's or finder's fee will be payable by ECONTENT in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions of ECONTENT.

     3.14 Corporate Authority. ECONTENT has the corporate power to enter into this Agreement and to perform its respective obligations hereunder. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors and a majority of the Shareholders of ECONTENT. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which ECONTENT is a party and will not violate any judgment, decree, order, writ, rule, statute, or regulation applicable to ECONTENT or its properties. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of ECONTENT.

     3.15 Full Disclosure. No representation or warranty by ECONTENT in this Agreement or in any document or schedule to be delivered by them pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by ECONTENT pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to complete and correct presentation of all material aspects of the business of ECONTENT.

     3.16 No Claims Outstanding. ECONTENT represents that it is not subject to any claims, litigation, or other charges against its assets, has no real estate or real estate holdings, has no employees, one officer and two directors, serving without pay, and therefore there can be no OSHA or other personnel claims outstanding or potentially assertable against the company. Furthermore, there have been no material changes in the company's position, and the company has conducted no other business, since November 30, 2002, other than as set forth on Schedule 3.16, indicating a description of activities since recapitalization of the corporation.

     3.17 Securities Issuances. ECONTENT represents that all of the existing and outstanding shares were lawfully issued and are dutifully accounted for in the financial statements and with the company's transfer agent.




SECTION 4.  CONDITIONS PRECEDENT
--------------------------------

     4.1 Conditions Precedent to the Obligation of ANGEL BABIES Interest Holders. All obligations of the Interest Holders under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, as indicated below, of each of the following conditions:

          (a) The representations and warranties by or on behalf of ECONTENT contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of Closing Date as though such representations and warranties were made at and as of such time.

          (b) ECONTENT shall have performed and complied in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

          (C) On or before the Closing, the Board of Directors and a majority of the shareholders of ECONTENT shall have approved, in accordance with Delaware law, the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and authorized all of the necessary and proper action to enable ECONTENT to comply with the terms of the Agreement.

          (d) ECONTENT shall have sufficient shares of ECONTENT Common Stock authorized but unissued to complete the Exchange.

          (e) All  instruments  and documents  delivered to ANGEL BABIES and the
     Interest  Holders  pursuant  to  provisions   hereof  shall  be  reasonably
     satisfactory to legal counsel for ANGEL BABIES.

          (f) ECONTENT shall have no more than 40,000,000 shares of common stock outstanding (and no preferred stock) on the day of closing. ECONTENT will issue shares as necessary to compensate all intermediaries, creditors, consultants, financial advisors and the like, so that no claims exist against the merged entity upon closing for any form of brokerage or consulting fees resulting from this corporate combination.

          (g) ECONTENT shall have compromised its existing creditors and/or other claimants or liabilities such that no more than $250,000 in liabilities are outstanding.

          (i) ECONTENT's board of directors will appoint at least 7 individuals designated by ANGEL BABIES to assume open director seats to be filled upon signing of this document (or earlier at the election of the appointed directors). At a minimum, Daniel P. Cannon, William Campbell and Gary Goodell will be appointed as directors, only Cannon and Campbell will be an executive officers of the company.

          (j) All of the current officers and directors of ECONTENT, and its holders of more than 5% of the issued and outstanding securities prior to the acquisition, will have entered into agreements not sell, pledge or otherwise transfer their ECONTENT shares for a period of 12 months from the date of Closing (the "Lock Up Agreements").

     4.2 Conditions Precedent to the Obligations of ECONTENT and ECONTENT Shareholders. All obligations of ECONTENT under this Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions:

          (a) The representations and warranties by ANGEL BABIES through its Majority Interest Holders, contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time;

          (b) ANGEL BABIES and its Interest Holders shall have performed and complied with, in all material respects, with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied or executed and delivered by them prior to or at the Closing;

          (c) ANGEL BABIES will provide audited financial statements for its previous two years and current stub period, to allow for the filing of updated information with the SEC in a timely manner: within 60 days of the Closing.



SECTION 5.  COVENANTS
---------------------

     5.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigations, by a party hereto shall, however, diminish or waive any of the representations, warranties, covenants or agreements of the party under this Agreement.

     5.2 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

     5.3 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, ECONTENT, ANGEL BABIES and the Interest Holders agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof; provided, however, such obligation shall not apply to information which:

          (i) at the time of the disclosure was public knowledge;

          (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

          (iii) the receiving party had within its possession at the time of disclosure; or

          (iv) is ordered disclosed by a Court of proper jurisdiction.



SECTION 6.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES
------------------------------------------------------

          Notwithstanding any right of either party to investigate the affairs of the other party and its Shareholders or Interest Holders, each party has the right to rely fully upon representations, warranties, covenants and agreements of the other party and its Shareholders or Interest Holders contained in this Agreement or in any document delivered to one by the other or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the closing hereunder for one year following the Closing.


SECTION 7.  INDEMNIFICATION
---------------------------

          For a period of one (1) year from the Closing, the Majority Interest Holders of ANGEL BABIES agree to indemnify and hold harmless ECONTENT, its officers, directors and principal shareholders, and ECONTENT agrees to indemnify and hold harmless the ANGEL BABIES Interest Holders, at all times up to one (1) year after the date of this Agreement against and in respect of any liability, damage, or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including attorneys' fees, incident to any of the foregoing, resulting from any material misrepresentation made by any indemnifying party to an indemnified party, an indemnifying party's breach of a covenant or warranty or an indemnifying party's nonfulfillment of any agreement hereunder, or from any material misrepresentation or omission from any certificate, financial statement or tax return furnished or to be furnished hereunder for any period up to and including 120 days after execution of this Agreement.

          If the indemnified party receives written notice of the commencement of any legal action, suit or proceeding with respect to which the indemnifying party is or may be obligated to provide indemnification pursuant to this Section, the indemnified party shall, within 30 days of the receipt of such written notice, give the indemnifying party written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such 30 day period shall not constitute a waiver by the indemnified party or its rights to indemnity hereunder with respect to such action, suit or proceeding unless the defense thereof is prejudiced thereby. Upon receipt by the indemnifying party of a Claim Notice from the indemnified party with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), the indemnifying party may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The indemnified party shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably required in connection therewith. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the indemnifying party shall not have with reasonable promptness employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the indemnifying party. The indemnifying party shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of the indemnified party, which consent shall not be delayed or which shall not be required if the indemnified party is granted a release in connection therewith. If the indemnifying party shall fail with reasonable promptness to defend such Third Party Claim, the indemnified party may defend, satisfy or settle the Third Party Claim at the expense of the indemnifying party and the indemnifying party shall pay to the indemnified party the amount of such Loss within ten days after written demand thereof. The indemnification provisions hereof shall survive the termination of this Agreement.


SECTION 8.  DOCUMENTS AT CLOSING AND THE CLOSING
------------------------------------------------

     8.1 Documents at Closing. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

          (a) ANGEL BABIES will deliver, or will cause to be delivered, to ECONTENT the following:

               (i) a certificate executed by the Managing Members of ANGEL BABIES to the effect that all representations and warranties made by ANGEL BABIES under this Agreement are true and correct as of the Closing, the same as though originally given to ECONTENT on said date;

               (ii) a certificate from California dated at or about the Closing to the effect that ANGEL BABIES is in good standing under the laws of said State;

               (iii) ANGEL BABIES and its Interest Holders shall deliver an opinion of its legal counsel, limited as to any portion of the opinion as to an aspect of the agreement governed by the application of California law, to ECONTENT to the effect that:

               (a) ANGEL BABIES is a limited liability company validly existing and in good standing under the laws of the State of California and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on the company;

               (b) ANGEL BABIES has the corporate power to carry on its business as now being conducted; and

               (c) This Agreement has been duly authorized, executed and delivered by the Majority Interest Holders of ANGEL BABIES.

               (v) Certificates representing those interests of ANGEL BABIES to be exchanged for ECONTENT Shares will be delivered, along with duly executed powers transferring such certificates to ECONTENT.

               (vi) all other items, the delivery of which is a condition precedent to the obligations of ECONTENT, as set forth in Section 4.

          (b) ECONTENT will deliver or cause to be delivered to ANGEL BABIES and the ANGEL BABIES Interest Holders:

               (i) a certificate from ECONTENT executed by the President or Secretary of ECONTENT, to the effect that all representations and warranties of ECONTENT made under this Agreement are true and correct as of the Closing, the same as though originally given to ANGEL BABIES on said date;

               (ii) certified copies of resolutions by ECONTENT Board of Directors authorizing this transaction; and an opinion of ECONTENT counsel as described in Section 4 above;

               (iii) certificates from the Delaware Secretary of State dated at or about the Closing Date that ECONTENT is in good standing under the laws of said State;

               (iv) an opinion of counsel, limited as to any portion of the opinion that applies to an aspect governed by the application of Delaware law, dated as of the Closing to the effect that:

               (1) ECONTENT is a corporation validly existing and in good standing under the laws of the State of Delaware;

               (2)  This  Agreement  has  been  duly  authorized   executed  and
               delivered by ECONTENT and is a valid and binding obligation of ECONTENT enforceable in accordance with its terms;

               (3)   ECONTENT,   through   its  Board  of   Directors   and  its
               shareholders, has taken all corporate action necessary for performance under this Agreement;

               (4) The documents executed and delivered to ANGEL BABIES and the ANGEL BABIES Interest Holders hereunder are valid and binding in accordance with their terms;

               (5) The  shares  of  ECONTENT  Shares to be  issued  pursuant  to
               Section 1.1 hereof, when issued, will be duly and validly issued, fully paid and non-assessable; and

               (6) ECONTENT has the corporate power to execute the Agreement, deliver the Shares and perform under this Agreement.

               (vi) resignation of all officers and all but one of the directors;

               (vii) consent of William Campbell and Gary Goodell, the sole directors and majority shareholders, designating Daniel P. Cannon, William Campbell, and Robert Niksefat to fill the vacancies created by the resignation of the former directors of ECONTENT.

               (viii) all other items, the delivery of which is a condition precedent to the obligations of ANGEL BABIES, as set forth in Section 4 hereof.

     8.2 The Closing. The Closing shall take place at the time or place as may be agreed upon by the parties hereto, but no later than February 28, 2003. At the Closing, the parties shall provide each other with such documents as may be necessary.


SECTION 9.  MISCELLANEOUS
-------------------------

     9. 1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no way constitute waiver as to future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

     9.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

     9.3 Assignment. This Agreement is not assignable except by operation of law.

     9.4 Notice. Until otherwise specified in writing, the mailing addresses and fax numbers of the parties of this Agreement shall be as follows:

              To: ECONTENT:

                               William Campbell, President
                               ECONTENT  Inc.
                               2760 Appaloosa Trail
                               Wellington, Florida 33414

              with copy to:



              To:  ANGEL BABIES:

                               Daniel P. Cannon,
                               Managing Member ANGEL BABIES LLC.
                               5909 Philip Avenue
                               Malibu, California 90265
                               Fax: (310) 589-2169
              with copy to:

                               Christopher Dieterich
                               Dieterich & Associates
                               11300 West Olympic Boulevard, Suite 800
                               Los Angeles, California 90064
                               Fax: (310) 312-6680

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

     9.5 Governing Law. This Agreement shall be construed, and the legal relations between the parties determined, in accordance with the laws of the State of Delaware, thereby precluding any choice of law rules which may direct the application of the laws of any other jurisdiction.

     9.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance by the other party.

     9.7 Entire Agreement. This Agreement (including the Exhibits and Schedules to be attached hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the exchange and issuance of the Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

     9.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

         9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document.

     9.11 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

         9.12 Tax Treatment. ECONTENT, ANGEL BABIES and the Majority Interest Holders acknowledge that they each have been represented by their own tax advisors in connection with this transaction; that none of them has made a representation or warranty to any of the other parties with respect to the tax treatment accorded this transaction, or the effect individually or corporately on any party under the applicable tax laws, regulations, or interpretations; and that no opinion of counsel or private revenue ruling has been obtained with respect to the effects of this transaction under the Code.

     9.13 Press Releases. The parties will mutually agree as to the wording and timing of any informational releases concerning this transaction prior to and through Closing.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



                                       ECONTENT , INC.
                                       a Delaware corporation


                                      By: /s/ William Campbell
                                          ---------------------------
                                          William Campbell, President



                                       ANGEL BABIES LLC
                                       a California Limited Liability Company


                                       By: /s/ Daniel P. Cannon
                                          ---------------------------
                                          Daniel P. Cannon, Managing Member






EXHIBIT "A"

                                  LIST OF ANGEL BABIES INTEREST HOLDERS

========================================================================================================
 Name of Interest Holder of         Approximate       Number of Shares of   Number of Shares of ECONTENT
 ANGEL BABIES                       Percentage of         ANGEL BABIES              Common Stock
                                      Holding                Held                   to be Issued
--------------------------------------------------------------------------------------------------------
Daniel P. Cannon                         33                  1650                    54862500
--------------------------------------------------------------------------------------------------------
Jean Ann Gilliland                       26                  1300                    43225000
--------------------------------------------------------------------------------------------------------
Robert Niksefat                          15                   750                    24937500
--------------------------------------------------------------------------------------------------------
Saeed Niksefat                           6                    300                     9975000
--------------------------------------------------------------------------------------------------------
Kevin Keyvan Khalili                    4.5                   225                     7481250
--------------------------------------------------------------------------------------------------------
Cliff Pearson                            2                    100                     3325000
--------------------------------------------------------------------------------------------------------
Richard keech, M.D.                      2                    100                     3325000
--------------------------------------------------------------------------------------------------------
Peter & Allison Baumann                  2                    100                     3325000
--------------------------------------------------------------------------------------------------------
Michael & Kimberly Gennette              2                    100                     3325000
--------------------------------------------------------------------------------------------------------
William Butler                          1.5                    75                     2493750
--------------------------------------------------------------------------------------------------------
Sammy Kannis                             1                     50                     1662500
--------------------------------------------------------------------------------------------------------
Joel Joseph                              1                     50                     1662500
--------------------------------------------------------------------------------------------------------
David Wallace                            1                     50                     1662500
--------------------------------------------------------------------------------------------------------
The Nanula Family Trust                  1                     50                     1662500
--------------------------------------------------------------------------------------------------------
Paul S. Rosenblum                        1                     50                     1662500
--------------------------------------------------------------------------------------------------------
Levy Rosenblum Family Foundation         1                     50                     1662500
--------------------------------------------------------------------------------------------------------
All Interest Holders                    100                 5,000                 166,700,000
========================================================================================================



EXHIBITS

SCHEDULES

     ANGEL BABIES Schedules

 2.3     Exceptions to free and clear ownership of Interests:  NONE

 2.9     ANGEL BABIES Consents.

2.10 ANGEL BABIES Financial Statements: Audited through December 31, 2001, and unaudited through September 30, 2002;

2.15     Claims, Litigation, Government actions pending: See List attached: NONE

2.16     ANGEL BABIES Significant contracts:

2.18     ANGEL BABIES List of Real Estate Owned and List of Leases

2.20 ANGEL BABIES List of exceptions to the Tangible Assets on balance sheets:

2.22     ANGEL BABIES List of undisclosed Liabilities:      NONE

2.24 ANGEL BABIES Warrants, Options and preferred interests currently in existence: NONE



     ECONTENT Schedules

 3.4 ECONTENT Financial Statements

 3.5 List of material adverse changes

3.10 List of shareholders from Transfer Agent

3.16 Activities of ECONTENT in previous 3 years